EXHIBIT 4(a)
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                             CAL-MAINE FOODS, INC.
                            1999 STOCK OPTION PLAN


      1. PURPOSE OF THE PLAN: The purpose of this Plan is to attract and retain qualified officers, directors and other key employees of Cal-Maine Foods, Inc. (the "Corporation") and its Subsidiaries and to provide such persons with appropriate incentives. Subject to the approval of the Corporation's shareholders, the Corporation has adopted the Plan effective as of April 15, 1999, and unless extended by amendment in accordance with the terms of the Plan, no Option Rights or Tandem Stock Appreciation Rights
(TSAR), will be granted hereunder after the tenth anniversary of such effective date.

      Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Board at the time of grant.

      2. DEFINITIONS: As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board in accordance with Section 4 of the Plan.

      (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws. U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

      (c) "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a TSAR.

      (d) "Board" means the Board of Directors of the Corporation.

      (e) "Code" means the Internal Revenue Code of 1986, as amended.

      (f) "Common Stock" means the Common Stock of the Corporation.

      (g) "Corporation" means CAL-MAINE FOODS, INC.

      (h) "Director" means a member of the Board.


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      (i) "Employee" means any key employee,  including,  without  limitation,
Officers employed by the Corporation or any Parent or Subsidiary of the Corporation. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Corporation or (ii) transfers between locations of the Corporation or between the Corporation, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options or TSAR, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, on the 181st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of the director's fee by the Corporation shall be sufficient to constitute "employment" by the Corporation. An employee may serve as a Director of the Company and maintain his status as an employee.

      (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (iii) In the absence of an established market for the Common Stock, the fair Market Value shall be determined in good faith by the Administrator.

      (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.


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      (m) "Nonstatutory  Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (n) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

      (o) "Officer" means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (p) "Option" means a stock option granted pursuant to the Plan.

      (q) "Option Agreement" means an agreement between the Corporation and an Optionee evidencing the terms and conditions of an individual option grant. The Option Agreement is subject to the terms and conditions of the Plan.

      (r) "Optioned Stock" means the Common Stock subject to an Option.

      (s) "Optionee" means the holder of an outstanding Option and attendant TSAR granted under the Plan.

      (t) "Parent" means a "parent corporation", whether now or hereinafter existing, as defined in Section 424(e) of the Code.

      (u) "Plan" means this 1999 Stock Option Plan, as amended.

      (v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      (w) "Service Provider" means an Officer, Key Employee or non-employee member of the Board.

      (x) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

      (y) "Spread" means the amount by which the Market Value per Share on the date when the TSAR is exercised exceeds the Option Price specified in the related Option Right.

      (z) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (aa) Tandem Stock Appreciation Rights (TSAR) means the rights described in Paragraph 10 hereof.


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      3. STOCK SUBJECT TO THE PLAN: Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option expires, is forfeited, or becomes unexercisable without having been exercised in full, or is surrendered pursuant to a method of payment under Section 9(c), the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

      4. ADMINISTRATION OF THE PLAN:

      (a)   PROCEDURE:

            (i) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (ii) ADMINISTRATION: The Plan shall be administered by the Executive Committee of the Board.

      (b) POWERS OF THE ADMINISTRATOR: Subject to the provisions of the Plan the Administrator shall have the authority, in its discretion:

            (i) to determine the Fair Market Value;

            (ii) to select the Service Providers to whom Options and TSAR may be granted hereunder;

            (iii) to determine the number of shares of Common Stock and TSAR to be covered by each Option granted hereunder;

            (iv) to approve forms of Option Agreement for use under the Plan;

            (v) to determine the terms and conditions,  not inconsistent  with the terms of the Plan, of any Option or TSAR granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, conditions resulting in forfeiture, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;


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            (vi) to construe and interpret the terms of the Plan, Options, and
TSAR, granted pursuant to the Plan;

            (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (viii) to modify or amend each Option, and attendant TSAR (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post termination exercisability period of Options and TSAR longer than is otherwise provided for in the Plan;

            (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Corporation withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (x)  to  authorize   any  person  to  execute  on  behalf  of  the
Corporation any instrument required to effect the grant of an Option previously granted by the Administrator;

            (xi)  to  make  all  other  determinations   deemed  necessary  or
advisable for administering the Plan.

      (c) EFFECT OF ADMINISTRATOR'S DECISION: The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

      5. ELIGIBILITY: Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Service Providers who are Employees.

      6. LIMITATIONS:

            (a) Each Option shall be designated in the Option agreement granting such Option as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Corporation and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the option with respect to such shares is granted.


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            (b) Neither the Plan nor any Option  shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as an Officer, an Employee or a Director of the Corporation, nor shall they interfere in any way with the Optionee's right or the Corporation's right to terminate such relationship at any time, with or without cause.

      7. TERM OF PLAN: Subject to Section 18 of the Plan, the Plan became effective on April 15, 1999. It shall continue in effect for a term of ten
(10) years from such date, unless terminated earlier under Section 14 of the Plan.

      8. TERM OF OPTION: The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

      9. OPTION EXERCISE PRICE AND CONSIDERATION:

            (a) EXERCISE PRICE: The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                  (i) In the case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the fair Market Value per Share on the date of grant.

                  (ii) In the case of Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Share on the date of grant.


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

            (b) WAITING PERIOD AND EXERCISE DATES: At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

            (c) FORM OF CONSIDERATION: The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                  (i) cash;

                  (ii) check;

                  (iii) previously acquired Shares having an aggregate fair market value on the date of exercise (determined in accordance with Section 2(m) equal to the aggregate exercise price of all options being exercised;

                  (iv) in the case of nonstatutory stock option, other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and
(B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                  (v) Shares as to which this Option is then being exercised, in which case the Corporation is to retain so many shares that would otherwise have been delivered by the Corporation upon that exercise of this Option as equals the number of shares that would have been surrendered to the Corporation if the purchase price had been paid with previously issued stock which use shall not be construed as a forfeiture of such options; or

                  (vi) any combination of the foregoing methods of payment; or

                  (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      10. TANDEN STOCK APPRECIATION RIGHTS: The Board shall concurrently with the grant of an Option, grant the Optionee TSAR on the same number of shares for which options were granted. A TSAR shall be a right of the Optionee to receive from the Corporation an amount, which shall be the Spread at the time of the exercise of an Appreciation Right. Any grant of TSAR under this Plan shall be upon such terms and conditions as the Board may determine in accordance with the following provisions:


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

            (a) Any grant shall specify that the amount payable upon the exercise of a TSAR shall be paid by the Company in cash.

            (b) Any grant may specify that the amount payable upon the exercise of a TSAR shall not exceed a maximum specified by the Board on the Date of Grant.

            (c) Each grant shall specify that the criteria that must be satisfied before the TSAR or installments thereof shall become exercisable and shall be the same on the Options.

            (d) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any designated officer thereof and delivered to and accepted by the Optionee and shall describe the subject TSAR, state that the TSAR are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Board may determine consistent with this Plan.

            (e) Each grant shall provide that a TSARS be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and if the underlying Option is not exercised, such Option shall be forfeited.

      11. EXERCISE OF OPTION:

            (a) PROCEDURE FOR EXERCISE: Rights as a Shareholder. Any Option or TSAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed exercised when the Corporation has received: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or a family trust. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Corporation shall issue


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(or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

            Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for exercise under the Option, meaning by the number of Shares as to which the Option is exercised.

            A TSAR shall be deemed exercised when the Corporation has received written or electronic notice of exercise in accordance with the Option Agreement. The Corporation shall pay to the Optionee exercising TSAR the Spread thereon, less amount required by law to be withheld promptly after the TSAR are exercised.

            (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER: If an Optionee ceases to be a Service Provider, other than upon the Optionee's death, the Optionee may exercise his or her Option or TSAR within such period of time as is specified in the Option Agreement to the extent that the Option or TSAR is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c) DEATH OF OPTIONEE: If an Optionee dies while a Service Provider or within ninety (90) days of ceasing to be a Service Provider, the Option may be exercised within six (6) months after the death of Optionee, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date Optionee ceased to be a Service Provider. If, at the time Optionee ceased to be a Service Provider, the optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d) BUYOUT PROVISIONS: The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.


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

      11. NON-TRANSFERABILITY OF OPTIONS: Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed or in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

      12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE:

            (a) CHANGES IN CAPITALIZATION: Subject to any required action by the shareholders of the Corporation, the number of shares of Common Stock covered by each outstanding Option and the attendant TSAR and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of Shares of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            (b) DISSOLUTION OR LIQUIDATION: In the event of the proposed dissolution or liquidation of the Corporation, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or TSAR until ten
(10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.


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            (c)  MERGER  OR  ASSET  SALE:  In the  event  of a  merger  of the
Corporation with or into another corporation, or the sale of substantially all of the assets of the Corporation, each outstanding Option and TSAR shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option and TSAR the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock and TSAR, including Shares as to which it would not otherwise be vested or exercisable. If an Option and
TSAR  becomes  fully  vested  and   exercisable   in  lieu  of  assumption  or
substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option and TSAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option and TSAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator
may,  with  the  consent  of  the  successor  corporation,   provide  for  the
consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      13. DATE OF GRANT: The date of grant of an Option shall be, for all purposes, the date of which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      14. AMENDMENT AND TERMINATION OF THE PLAN:

            (a) AMENDMENT AND TERMINATION: The Board may at any time amend, alter, suspend or terminate the Plan.

            (b) SHAREHOLDER APPROVAL: The Corporation shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.


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            (c) EFFECT OF AMENDMENT OR TERMINATION: No amendment,  alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Corporation. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

      15. CONDITIONS UPON ISSUANCE OF SHARES:

            (a) LEGAL COMPLIANCE: Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

            (b) INVESTMENT REPRESENTATIONS: As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required.

      16. INABILITY TO OBTAIN AUTHORITY: The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      17. RESERVATION OF SHARES: The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      18. SHAREHOLDER APPROVAL: This Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months after the date of the adoption of this Amendment. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.


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